Exhibit 99.1
FLEETCOR Reports First Quarter 2021 Financial Results

Atlanta, Ga., May 5, 2021 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its first quarter of 2021.
“2021 is off to a good start, with first quarter revenue results in line with our expectations and adjusted net income per share slightly better than our original outlook, mostly due to credit performance,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Although revenue and adjusted EPS were down 8% and 6%, respectively, versus last year, this was mostly due to pandemic driven client softness of roughly 6%. We remain encouraged that new sales were up 7% over last year and retention continued to improve, which together will help drive our future growth.”

Financial Results for First Quarter of 2021:
GAAP Results
•Total revenues decreased 8% to $608.6 million in the first quarter of 2021, compared to $661.1 million in the first quarter of 2020.
•Net income increased 25% to $184.2 million in the first quarter of 2021, compared to $147.1 million in the first quarter of 2020. Included in the first quarter of 2020 was a one-time loss of $90.1 million related to a customer receivable in the Company's cross-border payments business.
•Net income per diluted share increased 29% to $2.15 in the first quarter of 2021, compared to $1.67 per diluted share in the first quarter of 2020. Included in the first quarter of 2020 was a $0.74 per diluted share one-time loss related to a customer receivable in the Company's cross-border payments business.
Non-GAAP Results1
•Adjusted net income1 decreased 8% to $242.1 million in the first quarter of 2021, compared to $264.5 million in the first quarter of 2020.
•Adjusted net income per diluted share1 decreased 6% to $2.82 in the first quarter of 2021, compared to $3.00 per diluted share in the first quarter of 2020.
“Our first quarter results were again affected by softness due to the COVID-19 pandemic, as responses to virus variants and the state of vaccine rollouts differ by geography. The macroeconomic environment was effectively neutral for the quarter compared with our expectations, with higher fuel prices offset by compressed spreads and lower foreign exchange rates, particularly in Brazil. We’ve continued to manage expenses in line with revenue, with strong credit performance further buoyed by a $6 million recovery,” said Charles Freund, chief financial officer, FLEETCOR Technologies, Inc. “We also recently refinanced our Term loan B and securitization facilities, locking in low rates and longer durations, and giving us nearly $2 billion in liquidity after the anticipated Q2 closing of the AFEX acquisition.”
Fiscal-Year 2021 Outlook:
“We are maintaining our full year revenue guidance, and raising our adjusted net income per diluted share guidance $0.12 to $12.42 at the mid-point to reflect our first quarter results compared to our expectations. Volumes should continue to recover and build throughout the year as economies around the world reopen, and we expect to return to growth in both revenue and earnings per share next quarter,” concluded Freund.
For fiscal year 2021, FLEETCOR Technologies, Inc. updated financial guidance1 is as follows:
•Total revenues between $2,600 million and $2,700 million;
•GAAP net income between $835 million and $890 million;
•GAAP net income per diluted share between $9.64 and $10.20;
•Adjusted net income between $1,045 million and $1,110 million; and
•Adjusted net income per diluted share between $12.14 and $12.70.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

FLEETCOR’s guidance assumptions for 2021 are as follows:
For the balance of the year:
•Weighted U.S. fuel prices equal to $2.94 per gallon;
•Market spreads significantly unfavorable to the 2020 average; and
•Foreign exchange rates equal to the seven-day average as of April 11, 2021.
For the full year:
•Interest expense between $110 million and $120 million;
•Approximately 86.5 million fully diluted shares outstanding;
•An adjusted tax rate of 19.5% to 21.5%; and
•No impact related to acquisitions or material new partnership agreements not already closed.
Second Quarter of 2021 Outlook1:
For the second quarter, the Company is expecting adjusted net income per diluted share to be in the range of $2.80 to $3.00.
Conference Call:
The Company will host a conference call to discuss first quarter 2021 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Charles Freund, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (877) 407-0784 or (201) 689-8560 for international callers; the conference ID is 13719026. The replay will be available until Tuesday, May 12, 2021. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," or "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the coronavirus (COVID-19); adverse changes or volatility in fuel prices and spreads; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 26, 2021 and subsequent filings made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate our overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets and a business, loss on extinguishment of debt, and legal settlements. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe that integration and deal related costs and one-time non-recurring expenses, gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.
About FLEETCOR:
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues, net	$608,623	$661,093
Expenses:
Processing	116,428	233,703
Selling	52,082	55,859
General and administrative	108,362	106,110
Depreciation and amortization	65,729	64,476
Other operating, net	57	(38)
Operating income	265,965	200,983
Investment (gain) loss	(9)	2,371
Other expense (income), net	1,743	(9,366)
Interest expense, net	28,551	35,679
Total other expense	30,285	28,684
Income before income taxes	235,680	172,299
Provision for income taxes	51,441	25,239
Net income	$184,239	$147,060
Basic earnings per share	$2.21	$1.73
Diluted earnings per share	$2.15	$1.67
Weighted average shares outstanding:
Basic shares	83,475	84,902
Diluted shares	85,764	88,205

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$958,322	$934,900
Restricted cash	473,200	541,719
Accounts and other receivables (less allowance)	1,590,624	1,366,775
Securitized accounts receivable — restricted for securitization investors	915,000	700,000
Prepaid expenses and other current assets	348,227	412,924
Total current assets	4,285,373	3,956,318
Property and equipment, net	200,161	202,509
Goodwill	4,693,469	4,719,181
Other intangibles, net	2,050,919	2,115,882
Investments	11,857	7,480
Other assets	185,695	193,209
Total assets	$11,427,474	$11,194,579
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,348,983	$1,054,478
Accrued expenses	278,663	282,681
Customer deposits	1,118,965	1,175,322
Securitization facility	915,000	700,000
Current portion of notes payable and lines of credit	449,165	505,697
Other current liabilities	203,202	250,133
Total current liabilities	4,313,978	3,968,311
Notes payable and other obligations, less current portion	3,081,955	3,126,926
Deferred income taxes	501,302	498,154
Other noncurrent liabilities	233,740	245,777
Total noncurrent liabilities	3,816,997	3,870,857
Commitments and contingencies
Stockholders’ equity:
Common stock	127	126
Additional paid-in capital	2,794,991	2,749,900
Retained earnings	5,601,184	5,416,945
Accumulated other comprehensive loss	(1,481,019)	(1,363,158)
Treasury stock	(3,618,784)	(3,448,402)
Total stockholders’ equity	3,296,499	3,355,411
Total liabilities and stockholders’ equity	$11,427,474	$11,194,579

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income	$184,239	$147,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,624	15,788
Stock-based compensation	17,747	14,175
Provision for losses on accounts and other receivables	2,477	117,746
Amortization of deferred financing costs and discounts	1,471	1,354
Amortization of intangible assets and premium on receivables	48,105	48,688
Deferred income taxes	7,992	(7,322)
Investment (gain) loss	(9)	2,371
Other	57	(38)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(468,593)	156,052
Prepaid expenses and other current assets	59,269	(45,149)
Other assets	4,609	(3,046)
Accounts payable, accrued expenses and customer deposits	202,862	(27,646)
Net cash provided by operating activities	77,850	420,033
Investing activities
Acquisitions, net of cash acquired	(43,727)	(467)
Purchases of property and equipment	(19,526)	(18,257)
Other	9	—
Net cash used in investing activities	(63,244)	(18,724)
Financing activities
Proceeds from issuance of common stock	27,345	73,274
Repurchase of common stock	(162,041)	(530,237)
Borrowings (payments) on securitization facility, net	215,000	(151,973)
Deferred financing costs paid and debt discount	1,758	—
Principal payments on notes payable	(41,188)	(51,722)
Borrowings from revolver	330,000	573,500
Payments on revolver	(353,851)	(204,460)
Payments on swing line of credit, net	(33,311)	(22,741)
Other	(291)	(92)
Net cash used in financing activities	(16,579)	(314,451)
Effect of foreign currency exchange rates on cash	(43,124)	(209,859)
Net decrease in cash and cash equivalents and restricted cash	(45,097)	(123,001)
Cash and cash equivalents and restricted cash, beginning of period	1,476,619	1,675,237
Cash and cash equivalents and restricted cash, end of period	$1,431,522	$1,552,236
Supplemental cash flow information
Cash paid for interest, net	$27,732	$40,394
Cash paid for income taxes, net	$32,041	$32,939

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended March 31,
	2021	2020
Net income	$184,239	$147,060

Stock based compensation	17,747	14,175
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	49,576	50,042
Investment (gain) loss	(9)	2,371
Integration and deal related costs[1]	3,670	3,365
Restructuring and related costs	(577)	—
Legal settlements/litigation	3,670	(5,981)
Write-off of customer receivable[2]	—	90,058
Total pre-tax adjustments	74,077	154,030
Income tax impact of pre-tax adjustments at the effective tax rate	(16,169)	(36,595)
Adjusted net income	$242,148	$264,495
Adjusted net income per diluted share	$2.82	$3.00

Diluted shares	85,764	88,205

[1] Integration and deal related costs represent non-recurring expenses related to acquisitions incurred in the reporting period.
[2] Represents a bad debt loss in the first quarter of 2020 from a large client in our cross-border payments business entering voluntary bankruptcy due to the extraordinary impact of the COVID-19 pandemic.

*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended March 31,				Three Months Ended March 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
FUEL
'- Revenues, net	$261.9	$292.1	$(30.2)	(10)%	$275.3	$292.6	$(17.3)	(6)%
'- Transactions	110.3	118.4	(8.2)	(7)%	110.3	118.7	(8.5)	(7)%
'- Revenues, net per transaction	$2.38	$2.47	$(0.09)	(4)%	$2.50	$2.46	$0.03	1%
CORPORATE PAYMENTS
'- Revenues, net	$116.4	$119.9	$(3.5)	(3)%	$114.1	$120.1	$(6.0)	(5)%
'- Spend volume	18,034	17,916	$118	1%	18,032	17,916	$115	1%
'- Revenues, net per spend $	0.65%	0.67%	(0.02)%	(4)%	0.63%	0.67%	(0.04)%	(6)%
TOLLS
'- Revenues, net	$69.0	$83.0	$(14.0)	(17)%	$85.2	$83.0	$2.2	3%
'- Tags (average monthly)	5.8	5.4	0.4	7%	5.8	5.4	0.4	7%
'- Revenues, net per tag	$11.85	$15.28	$(3.43)	(22)%	$14.63	$15.28	$(0.65)	(4)%
LODGING
'- Revenues, net	$59.0	$57.0	$2.0	4%	$59.0	$68.5	$(9.5)	(14)%
'- Room nights	5.9	5.9	—	1%	5.9	7.1	(1.2)	(16)%
'- Revenues, net per room night	$9.96	$9.68	$0.28	3%	$9.96	$9.67	$0.29	3%
GIFT
'- Revenues, net	$43.4	$42.4	$1.0	2%	$43.4	$42.4	$1.0	2%
'- Transactions	291.1	281.9	9.2	3%	291.1	281.9	9.2	3%
'- Revenues, net per transaction	$0.15	$0.15	$—	(1)%	$0.15	$0.15	$—	(1)%
OTHER[1]
'- Revenues, net	$58.9	$66.7	$(7.8)	(12)%	$58.9	$66.7	$(7.8)	(12)%
'- Transactions	9.5	12.0	(2.5)	(21)%	9.5	12.0	(2.5)	(21)%
'- Revenues, net per transaction	$6.23	$5.58	$0.65	12%	$6.23	$5.58	$0.65	12%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$608.6	$661.1	$(52.5)	(8)%	$635.9	$673.2	$(37.3)	(6)%

[1] Other includes telematics, maintenance, food, transportation and payroll card related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenues by Geography*	Three Months Ended March 31,
	2021	%	2020	%
US	$370	61%	$398	60%
Brazil	82	13%	99	15%
UK	76	12%	74	11%
Other	81	13%	91	14%
Consolidated Revenues, net	$609	100%	$661	100%
             *Columns may not calculate due to rounding.

Revenues by Solution*	Three Months Ended March 31,
	2021	%	2020	%
Fuel	$262	43%	$292	44%
Corporate Payments	116	19%	120	18%
Tolls	69	11%	83	13%
Lodging	59	10%	57	9%
Gift	43	7%	42	6%
Other	59	10%	67	10%
Consolidated Revenues, net	$609	100%	$661	100%
             *Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021[1]	2020
Revenues, net:
North America	$402,206	$434,692
Brazil	81,923	98,978
International	124,494	127,423
	$608,623	$661,093
Operating income:
North America	$162,576	$85,740
Brazil	32,225	39,442
International	71,164	75,801
	$265,965	$200,983
Depreciation and amortization:
North America	$40,533	$37,976
Brazil	12,287	14,589
International	12,909	11,911
	$65,729	$64,476
Capital expenditures:
North America	$11,530	$11,264
Brazil	3,350	3,331
International	4,646	3,662
	$19,526	$18,257

[1]The Company reports results from the 2021 acquisition of Roger in our North America segment.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2021*	2020*	2021*	2020*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$275.3	$292.6	110.3	118.7
Impact of acquisitions/dispositions	—	(0.5)	—	(0.3)
Impact of fuel prices/spread	(15.8)	—	—	—
Impact of foreign exchange rates	2.5	—	—	—
As reported	$261.9	$292.1	110.3	118.4
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$114.1	$120.1	18,032	17,916
Impact of acquisitions/dispositions	—	(0.1)	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	2.2	—	2	—
As reported	$116.4	$119.9	18,034	17,916
TOLLS - TAGS
Pro forma and macro adjusted	$85.2	$83.0	5.8	5.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(16.2)	—	—	—
As reported	$69.0	$83.0	5.8	5.4
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$59.0	$68.5	5.9	7.1
Impact of acquisitions/dispositions	—	(11.5)	—	(1.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$59.0	$57.0	5.9	5.9
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$43.4	$42.4	291.1	281.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$43.4	$42.4	291.1	281.9
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$58.9	$66.7	9.5	12.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$58.9	$66.7	9.5	12.0

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$635.9	$673.2	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(12.1)
Impact of fuel prices/spread	(15.8)	—
Impact of foreign exchange rates	(11.4)	—
As reported	$608.6	$661.1

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, transportation and payroll card related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following tables reconcile the second quarter and full year 2021 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q2 2021 GUIDANCE
	Low*	High*
Net income	$185	$205
Net income per diluted share	$2.15	$2.35

Stock based compensation	19	19
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	48	48
Other	4	4
Total pre-tax adjustments	71	71
Income tax impact of pre-tax adjustments	(16)	(16)
Adjusted net income	$240	$260
Adjusted net income per diluted share	$2.80	$3.00
Diluted shares	87	87

	2021 GUIDANCE
	Low*	High*
Net income	$835	$890
Net income per diluted share	$9.64	$10.20

Stock based compensation	74	74
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	190	190
Other	15	15
Total pre-tax adjustments	279	279
Income tax impact of pre-tax adjustments	(68)	(59)
Adjusted net income	$1,045	$1,110
Adjusted net income per diluted share	$12.14	$12.70

Diluted shares	87	87

*Columns may not calculate due to rounding.